Exhibit 99.1

Raptor Pharmaceuticals to

Collaborate with Centre Hospitalier

Universitaire d’Angers for

Phase II Clinical Trial in Huntington’s Disease

Novato, California, November 10, 2008 – Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTC Bulletin Board: RPTP), today announced that the Company has entered into an agreement with the Centre Hospitalier Universitaire d’Angers (“CHU d’Angers”) of France to evaluate Raptor’s proprietary delayed-release cysteamine bitartrate (“DR Cysteamine”) in a Phase II clinical trial in patients with Huntington’s Disease (“Huntington’s”). CHU d’Angers has received a grant from the Programme Hospitalier de Recherche Clinique – National, a program under the French Ministry of Health, to fund the two-year, multi-center Phase II clinical trial in Huntington’s patients. Under the terms of the agreement, Raptor will provide clinical supplies of DR Cysteamine for the trial.

In May 2008, the Office of Orphan Product Development at the U.S. Food and Drug Administration (“FDA”) granted orphan drug designation to Raptor for cysteamine-based drugs, including DR Cysteamine, for the treatment of Huntington’s.

Ted Daley, President of Raptor’s Clinical Division, stated, “We look forward to collaborating with CHU d’Angers to evaluate DR Cysteamine in patients with Huntington’s Disease. Our formation work with DR Cysteamine in conjunction with the CHU d’Angers studies in Huntington’s fits our strategic plan to explore multiple potential indications for cysteamine and DR Cysteamine. Cysteamine has demonstrated neuroprotective effects in preclinical studies, and the planned Phase II study led by CHU d’Angers could confirm existing data regarding cysteamine’s safety and potential efficacy in Huntington’s.”

Professor Dominique Bonneau, M.D., Ph.D. of CHU d’Angers, commented, “We are encouraged by the existing studies that indicate cysteamine’s potential as a neuroprotectant for treating Huntington’s, and we believe that Raptor’s formulation could offer a better tolerated drug for this patient population. We are confident that this trial will enhance our understanding of cysteamine’s effects in Huntington’s patients and we hope it may lead to a new treatment for this serious, debilitating disease.”

The primary endpoint of the Phase II trial will be evaluated using the Unified Hungtington’s Disease Rating Scale (“UHDRS”). The secondary endpoint will measure brain-derived neurotrophic factor (“BDNF”) levels, known to be deficient in Huntington’s patients. A preclinical study published by Drs. Sandrine Humbert and Frédéric Saudou from the Curie Institute demonstrated a potential mechanism for cysteamine in an in vivo preclinical Huntington’s model that showed increased brain and blood levels of BDNF. The Curie Institute will participate in the clinical trial by determining the BDNF levels in the patients.

About Huntington’s Disease

Huntington’s is a rare, progressive, and hereditary neurological disease that often leads to death within 15 to 20 years after diagnosis. The disease is thought to affect as many as 20,000 patients in the U.S. There is no currently available drug that targets the defective gene believed to cause Huntington’s, which results in the degeneration of certain nerve cells in the brain. The disease is characterized by uncontrollable movements and mood swings or depression, followed by dementia.

About Cysteamine and DR Cysteamine

Cysteamine is approved for sale by the FDA and European Medicines Agency (“EMEA”) to treat nephropathic cystinosis (“cystinosis”), a rare, genetic lysosomal storage disease. DR Cysteamine is designed as an enterically coated, proprietary oral formulation of cysteamine to potentially reduce dosing frequency and and gastrointestinal side effects.

Raptor obtained an exclusive, worldwide license from the University of California, San Diego (“UCSD”) for the development of cysteamine and DR Cysteamine for a number of potential indications including Huntington’s, cystinosis, non-alcoholic steatohepatitis (“NASH”) and Batten Disease. Raptor is currently collaborating with UCSD in an ongoing phase IIa clinical study of cysteamine in NASH patients. Raptor plans to initiate a pivotal study of DR Cysteamine in cystinosis patients in 2009.

About Raptor Pharmaceuticals Corp.

Raptor Pharmaceuticals Corp. (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. We focus on underserved patient populations where we can have the greatest potential impact. Raptor is currently running clinical trials in patients with aldehyde dehydrogenase (“ALDH2”) deficiency, nephropathic cystinosis and non-alcoholic steatohepatitis (“NASH”). Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins to that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

About CHU d’Angers

The CHU d’Angers (“CHU”), a healthcare center and center of reference, research, and expertise, is a leader in treatment, teaching, research and prevention. CHU ensures quality patient services by reconciling patient care and medical innovation on a day to day basis. As one of the region’s first healthcare players, CHU continues to maintain quality care.

With 5,500 employees across 50 clinical and biological departments, CHU encompasses all therapeutic, chirurgical and biological areas, including centers of reference and competency. 77,000 people are hospitalized in 1,459 beds and 300,000 consultations are performed annually at CHU by teams of physicians involved in hospital and teaching activities, whose performance is sustained by leading technical teams.

Dr. Christophe Verny is part of CHU’s Neurology department (department manager: Professor Frédéric Dubas), which is the reference center for numerous neuromuscular and neurodegenerative diseases. CHU’s genetic and neurology teams have been labeled the “national reference center for neurodegenerative diseases.” Patients suffering from genetic damages to the brain, spinal cord or periphery nerves are diagnosed and cared for by a multidisciplinary team coordinated by Dr. Christophe Verny, neurologist, and Professor Dominique Bonneau, geneticist.

For additional information, please visit www.chu-angers.fr.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: CHU D’Angers’ ability to receive grant funding when requested and initiate a Phase II clinical study of DR Cysteamine in Huntington’s Disease in 2009, if ever; that the potential benefits reflected in preclinical studies in Huntington’s Disease preclinical models will be beneficial to patients with Huntington’s Disease; cysteamine’s ability to be neuroprotective in patients with Huntington’s Disease; the Company’a ability to successfully develop cysteamine or DR Cysteamine for any indication, including Huntington’s Disease; the Company’s ability to formulate DR Cysteamine to allow for less frequent dosing and a reduction in side effects; the Company’s ability to manufacture DR Cysteamine in clinical quantities and be able to adequately supply planned clinical trials; and the Company’s ability to comply with regulations to fulfill the criteria for maintaining Orphan Drug Designation for cysteamine or DR Cysteamine for the treatment of Huntington’s Disease. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products or acquiring products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (“SEC”), which we strongly urge you to read and consider, including our Registration Statement on Form S-1, as amended, that was declared effective on August 7, 2008; and our annual report on Form 10-K filed with the SEC on October 30, 2008, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.

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The Ruth Group
Sara Ephraim (investors)	Janine McCargo (media)
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